UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 8, 2022

Crescent Energy Company

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41132	87-1133610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

600 Travis Street, Suite 7200 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

(713) 337-4600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	CRGY	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

As reported in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) by Crescent Energy Company (the “Company”) on December 7, 2021 (the “Original Crescent Form 8-K”), on December 7, 2021, the Company consummated the transactions (the “Transactions”) contemplated by the Transaction Agreement, dated as of June 7, 2021, among Contango Oil & Gas Company (“Contango”), Independence Energy LLC (“Independence”), the Company, IE OpCo LLC, IE L Merger Sub LLC and IE C Merger Sub Inc., pursuant to which each of Contango and Independence became consolidated subsidiaries of the Company.

This Current Report on Form 8-K provides certain historical and pro forma financial statements, as described in Item 9.01 below, each of which are incorporated into this Item 2.02 by reference. The historical financial statements of Contango are consistent with the historical financial statements of Contango filed on the Original Crescent Form 8-K and the pro forma financial statements are consistent with the pro forma financial statements furnished by the Company on March 10, 2022, and in each case are being filed on this Current Report on Form 8-K for the purposes of incorporation by reference into the Registration Statement (as defined below). This Current Report on Form 8-K should be read in connection with the Original Crescent Form 8-K, which provides a more complete description of the Transactions.

Item 7.01.	Regulation FD Disclosure.

The information contained in Item 8.01 of this Current Report on Form 8-K is incorporated into this Item 7.01 by reference.

The information contained in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended , or the Exchange Act.

Item 8.01	Other Events.

Historical and Pro Forma Financial Statements

This Current Report on Form 8-K provides certain historical and pro forma financial statements, as described in Item 9.01 below, each of which are incorporated into this Item 8.01 by reference. The historical financial statements of Contango are consistent with the historical financial statements of Contango filed on the Original Crescent Form 8-K and the pro forma financial statements are consistent with the pro forma financial statements furnished by the Company on March 10, 2022, and in each case are being filed on this Current Report on Form 8-K for the purposes of incorporation by reference into the Registration Statement (as defined below). This Current Report on Form 8-K should be read in connection with the Original Crescent Form 8-K, which provides a more complete description of the Transactions.

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Registration Statement Disclosures

On or about the date of this Current Report on Form 8-K, the Company intends to file a Registration Statement on Form S-1 (the “Registration Statement”) relating to the proposed offering by the Company of $75,000,000 of shares of its Class A common stock, par value $0.0001 per share. In connection with the filing of such Registration Statement, the Company is providing certain additional disclosures to potential investors, the relevant excerpts of which are set forth below. Capitalized terms used but not defined herein shall have the meaning assigned thereto in the Registration Statement

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Summary Reserve Data based on SEC Pricing

The following table provides historical reserves, PV-0, and PV-10 as of December 31, 2021 for the reserves acquired in the Uinta Acquisition, prepared in accordance with the SEC’s rules regarding reserve reporting currently in effect, including the use of an average price, calculated as prices equal to the 12-month unweighted arithmetic average of the first day of the month prices for each of the preceding 12 months as adjusted for location and quality differentials, unless prices are defined by contractual arrangements, excluding escalations based on future conditions (“SEC Pricing”). The reserve estimates presented in the table below are based on a report prepared by Cawley, Gillespie & Associates, Inc. (“CG&A”).

Uinta Acquisition(1)
As of December 31, 2021
Net Proved Reserves:
Oil (MBbls)	42,924
Natural gas (MMcf)	139,329
NGLs (MBbls) (2)	—
Total Proved Reserves (MBoe)	66,146
Standardized Measure (millions) (3)	$1,027
PV-0 (millions) (3)	$1,524
PV-10 (millions) (3)	$1,054
Net Proved Developed Reserves:
Oil (MBbls)	24,871
Natural gas (MMcf)	92,094
NGLs (MBbls) (2)	—
Total Proved Developed Reserves (MBoe)	40,220
PV-0 (millions) (3)	$954
PV-10 (millions) (3)	$733
Net Proved Undeveloped Reserves:
Oil (MBbls)	18,054
Natural gas (MMcf)	47,235
NGLs (MBbls) (2)	—
Total Proved Undeveloped Reserves (MBoe)	25,926
PV-0 (millions) (3)	$571
PV-10 (millions) (3)	$321

(1)

The Uinta Acquisition’s reserves and present value (discounted at ten percent, or PV-10) were determined using average first-day-of-the-month prices for the prior 12 months in accordance with SEC guidance. The base SEC oil and gas prices calculated for December 31, 2021 were $66.56 per Bbl and $3.598 per MMBtu, respectively. As specified by the SEC, a company must use a 12-month average price, calculated as the unweighted arithmetic average of the first-day-of-the-month price for each month within the 12-month period prior to the end of the reporting period. The base oil price is based upon WTI-Cushing spot prices (EIA) during 2021 and the base gas price is based upon Henry Hub spot prices (Gas Daily) during 2021. Adjustments to oil and gas prices were calculated by the Company and applied as received by CG&A. For all properties, oil price differentials were forecast at -$10.26 per Bbl and gas price differentials were forecast at -$1.51 per Mcf. Adjustments may include treating costs, transportation charges, plant processing, and/or crude quality and gravity corrections. After these adjustments, the net realized prices over the life of the proved properties was estimated to be $56.30 per Bbl for oil and $2.088 per Mcf for gas. All economic factors were held constant in accordance with SEC guidelines.

(2)

Natural gas reserves acquired in the Uinta Acquisition are shown in “wet” MMcf, which includes NGLs. The Company uses three-stream reserve information, with NGL reserves reported separately. As a result, reserve estimates of the Company are not comparable to reserve estimates for the Uinta Acquisition.

(3)

Present value (discounted at PV-0 and PV-10) is not a financial measure calculated in accordance with U.S. generally accepted accounting principles (“GAAP”) because it does not include the effects of income taxes on future net revenues. None of PV-0 and PV-10 represent an estimate of the fair market value of our oil and natural gas properties. Our PV-0 measurement does not provide a discount rate to estimated future cash flows. PV-0 therefore does not reflect the risk associated with future cash flow projections like PV-10 does. PV-0 should therefore only be evaluated in connection with an evaluation of our PV-10 of discounted future net cash flows. We believe that the presentation of PV-0 and PV-10 is relevant and useful to its investors as supplemental disclosure to the standardized measure of future net cash flows, or after tax amount, because it presents the discounted future net cash flows attributable to our reserves prior to taking into account future income taxes and our specific tax characteristics. Standardized measure for the Uinta Acquisition is shown pro forma as if the assets acquired in the Uinta Acquisition had been owned by Crescent Energy Company as of December 31, 2021. The PV-0 and PV-10 income tax amounts included in the net proved standardized measure but not included in PV-0 and PV-10 were $39.8 million and $27.1 million, respectively. We and others in our industry use PV-0 and PV-10 as a measure to compare the relative size and value of proved reserves without regard to specific tax characteristics. Investors should be cautioned that none of PV-0 and PV-10 represent an estimate of the fair market value of our proved reserves.

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Summary Reserve Data based on NYMEX Pricing

The following table provides historical reserves, PV-0, and PV-10 as of December 31, 2021 for the Company and the reserves acquired in the Uinta Acquisition using average annual NYMEX forward-month contract pricing in effect as of March 31, 2022 (“NYMEX Pricing”). We have included this reserve sensitivity in order to provide a measure that is more reflective of the fair value of our assets and the cash flows that we expect to generate from those assets based on the market’s forward-looking pricing expectations as of March 31, 2022. The historical 12-month pricing average in our 2021 disclosures under the heading “Summary Reserve Data based on SEC Pricing” does not reflect the oil and natural gas futures. We believe that the use of forward prices provides investors with additional useful information about our reserves, as the forward prices are based on the market’s forward-looking pricing expectations as of December 31, 2021. The historical 12-month pricing average in our 2021 disclosures under the heading “Summary Reserve Data based on SEC Pricing” does not reflect the oil and natural gas futures. We believe that the use of forward prices provides investors with additional useful information about our reserves, as the forward prices are based on the market’s forward-looking expectations of oil and natural gas prices as of a certain date. In addition, we believe strip pricing provides relevant and useful information because it is widely used by investors in our industry as a basis for comparing the relative size and value of our proved reserves to our peers and in particular addresses the impact of differentials compared with our peers. Our estimated historical reserves, PV-0, and PV-10 based on NYMEX futures were otherwise prepared on the same basis as our SEC reserves for the comparable period. Reserve estimates using NYMEX Pricing are based on the internal estimates of the management of the Company and have not been prepared or audited by an independent, third-party reserve engineer.

	Crescent Energy Company	Uinta Acquisition
	As of December 31, 2021(1)
Net Proved Reserves:
Oil (MBbls)	211,497	43,252
Natural gas (MMcf)	1,533,009	141,439
NGLs (MBbls) (3)	78,790	—
Total Proved Reserves (MBoe)	545,788	66,825
PV-0 (millions) (2)	$11,931	$2,025
PV-10 (millions) (2)	$6,781	$1,466
Net Proved Developed Reserves:
Oil (MBbls)	159,332	25,162
Natural gas (MMcf) (3)	1,467,322	94,028
NGLs (MBbls) (3)	68,653	—
Total Proved Developed Reserves (MBoe)	472,539	40,833
PV-0 (millions) (2)	$9,681	$1,300
PV-10 (millions) (2)	$5,658	$1,029
Net Proved Undeveloped Reserves:
Oil (MBbls)	52,164	18,090
Natural gas (MMcf)	65,687	47,411
NGLs (MBbls) (3)	10,137	—
Total Proved Undeveloped Reserves (MBoe)	73,429	25,992
PV-0 (millions) (2)	$2,249	$725
PV-10 (millions) (2)	$1,123	$437

(1)

The NYMEX reserves, PV-0, and PV-10 of the Company and the Uinta Acquisition were determined using index prices for oil and natural gas, respectively, without giving effect to derivative transactions and were calculated based on settlement prices to better reflect the market expectations as of that date, as adjusted for our estimates of quality, transportation fees, and market differentials. The five-year average strip pricing for the reserve calculations based on NYMEX futures pricing at closing on March 31, 2022 were $79.71 per Bbl of oil and $4.267 per MMBtu of natural gas. We believe that the use of forward prices provides investors with additional useful information about our reserves, as the forward prices are based on the market’s forward-looking expectations of oil and natural gas prices as of a certain date. NYMEX futures prices are not necessarily a projection of future oil and gas prices. Investors should be careful to consider forward prices in addition to, and not as a substitute for, SEC prices, when considering our oil, natural gas and NGL reserves. While we believe the NYMEX forward-month contract pricing is the most accurate indicator of commodity prices as of the applicable date, commodity prices are volatile. As a result, actual future prices may vary significantly from the NYMEX prices used herein. The future value of the reserves eventually recovered and the amounts of reserves actually recovered may be more or less than the estimated amounts.

(2)

Present value (discounted at PV-0 and PV-10) is not a financial measure calculated in accordance with GAAP because it does not include the effects of income taxes on future net revenues. Neither PV-0 nor PV-10 represent an estimate of the fair market value of our oil and natural gas properties. Our PV-0 measurement does not provide a discount rate to estimated future cash flows. PV-0 therefore does not reflect the risk associated with future cash flow projections like PV-10 does. PV-0 should therefore only be evaluated in connection with an evaluation of our PV-10 of discounted future net cash flows. We believe that the presentation of PV-0 and PV-10 is relevant and useful to our investors about the future net cash flows of our reserves in the absence of a comparable measure such as standardized measure. We and others in our industry use PV-0 and PV-10 as a measure to compare the relative size and value of proved reserves held by companies without regard to the specific tax characteristics of such entities. Investors should be cautioned that neither of PV-0 and PV-10 represent an estimate of the fair market value of our proved reserves. GAAP does not prescribe any corresponding measure for PV-10 of reserves based on pricing other than SEC Pricing. As a result, it is not practicable for us to reconcile our PV-10 using NYMEX Pricing to standardized measure as determined in accordance with GAAP.

(3)

Natural gas reserves acquired in the Uinta Acquisition are shown in “wet” MMcf, which includes NGLs. The Company uses three-stream reserve information, with NGL reserves reported separately. As a result, reserve estimates of the Company are not comparable to reserve estimates for the Uinta Acquisition.

* * * * *

After accounting for the Uinta Acquisition, our 2022 expected capital program, which totals between $600 million and $700 million, is approximately 95% allocated to D&C (80 to 85% to our operated assets primarily in the Eagle Ford and Uinta basins and 10 to 15% to non-operated activity) and approximately 5% to other capital expenditures.

* * * * *

On a pro forma basis for the Transactions, our capital expenditures, excluding acquisitions, incurred during the year ended December 31, 2021 totaled approximately $231.6 million. For the year ending December 31, 2022, including nine months of contribution from the Uinta Acquisition, we expect to incur approximately $600 million to $700 million, excluding acquisitions.

* * * * *

The assets associated with the Uinta Acquisition include an aggregate approximately 145,000 net acres, primarily located in Duchesne and Uintah Counties, Utah, with approximately 400 currently producing wells.

* * * * *

As of March 31, 2022, our derivative portfolio had an aggregate notional value of approximately $2.2 billion. We determine the fair value of our oil and natural gas commodity derivatives using valuation techniques that utilize market quotes and pricing analysis. Inputs include publicly available prices and forward price curves generated from a compilation of data gathered from third parties. The following table details the Company’s open commodity derivative contracts as of March 31, 2022.

	WTI		Brent		Natural Gas		NGLs
	Volume (MBbl)	Avg Price ($/Bbl)	Volume (MBbl)	Avg Price ($/Bbl)	Volume (BBtu)	Avg Price $/MMBtu	Volume (MBbl)	Avg Price $/Bbl
Q1’22	2,862	$61.67	123	$56.35	22,534	$2.79	914	$17.20
Q2’22	3,715	$65.20	125	$56.35	21,690	$2.77	873	$17.13
Q3’22	3,580	$64.59	126	$56.36	20,634	$2.76	610	$29.87
Q4’22	3,301	$64.08	126	$56.36	20,180	$2.78	587	$29.74
FY’23	10,865	$59.78	527	$52.52	57,278	$2.54	—	—
FY’24	5,721	$63.82	276	$68.65	9,604	$3.56	—	—

Note: Includes hedges from January 1, 2022 through December 31, 2024. Included in the figures above are minor Henry Hub collar positions totaling 510 BBtu, 550 BBtu, and 9,150 BBtu in Q1 2022, 2023 and 2024, respectively. For the same periods, these collars have a weighted average floor price of $3.00 / MMBtu, $2.63 / MMBtu and 3.00 / MMBtu, respectively and a weighted average ceiling price of $3.41 / MMBtu, $3.01 / MMBtu and $3.87 / MMBtu, respectively. Also included in the figures above are WTI collars totaling 1,155 Mbbl for 2023 with a weighted average floor and ceiling price of $48.68 / Bbl and $57.87 / Bbl, respectively. Weighted average price for collar positions in the table above calculated using March 29, 2022 strip pricing.

* * * * * *

Our PDP reserves as of December 31, 2021 have estimated average five-year and ten-year annual decline rates of approximately 13% and 11%, respectively, and an estimated 2022 PDP decline rate of 22%, based on forecasts used in our reserve reports.

* * * * * *

Armed conflict, geopolitical risk and/or civil unrest, including as a result of the existing conflict in Ukraine, could harm our business.

Terrorist activities, anti-terrorist efforts and other armed conflicts involving the United States or other countries may adversely affect the United States and global economies and could prevent us from meeting our financial and other obligations. For example, on February 24, 2022, Russia launched a large-scale invasion of Ukraine that has led to significant armed hostilities. As a result, the United States, the United Kingdom, the member states of the European Union and other public and private actors have levied severe economic sanctions on Russia. The geopolitical and macroeconomic consequences of this invasion and associated sanctions cannot be predicted, and such events, or any further hostilities in Ukraine or elsewhere, could severely impact the world economy. If any of these events occur, the resulting political instability and societal disruption could reduce overall demand for oil and natural gas, potentially putting downward pressure on demand for our products and causing a reduction in our revenues. The markets for commodities such as oil, gas and NGLs have experienced significant volatility, which may impact demand and have other negative macroeconomic effects. Oil, natural gas and NGL related facilities could be direct targets of terrorist attacks, and our operations could be adversely impacted if infrastructure integral to our or our customers’ operations is destroyed or damaged. Costs for insurance and other security may increase as a result of these threats, and some insurance coverage may become more difficult to obtain, if available at all.

* * * * *

This Item 8.01 incorporates by reference the report of Cawley, Gillespie & Associates, Inc., filed as Exhibit 99.4 herewith.

Item 9.01	Financial Statements and Exhibits.

(b)    Financial Statements of Businesses Acquired

•

Audited consolidated financial statements of Contango as of and for the years ended December 31, 2020 and 2019, and the related notes to the consolidated financial statements, included in Contango’s Annual Report on Form 10-K for the year ended December 31, 2020, attached as Exhibit 99.1 hereto;

•

Unaudited consolidated financial statements of Contango as of September 30, 2021 and December 31, 2020 and for the three and nine months ended September 30, 2021 and 2020, and the related notes to the condensed consolidated financial statements, included in Contango’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, attached as Exhibit 99.2 hereto;

(b)    Pro Forma Financial Information

The following unaudited pro forma condensed combined financial information of the Company, giving effect to the Transactions, attached as Exhibit 99.3 hereto:

•	Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2021; and

•	Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

(d)    Exhibits.

Exhibit	Description

23.1	Consent of Grant Thornton LLP, relating to the financial statements of Contango Oil & Gas Company.

23.2	Consent of Cawley, Gillespie & Associates, Inc.

23.3	Consent of William M. Cobb & Associates, Inc.

23.4	Consent of W.D. Von Gonten and Company.

99.1	Historical audited consolidated financial statements of Contango Oil & Gas Company as of December 31, 2020 and 2019 and for the years ended December 31, 2020 and 2019.

99.2	Historical unaudited consolidated financial statements of Contango Oil & Gas Company as of September 30, 2021 and December 31, 2020 and for the three and nine months ended September 30, 2021 and 2020.

99.3	Unaudited pro forma condensed combined financial information for the year ended December 31, 2021.

99.4	Report of Cawley, Gillespie & Associates, Inc. – Uinta, as of December 31, 2021.

99.5	Report of William M. Cobb & Associates, Inc.

99.6	Report of W.D. Von Gonten and Company.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2022

CRESCENT ENERGY COMPANY

By:	/s/ Bo Shi
Name:	Bo Shi
Title:	General Counsel